UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 15, 2014
Date Of Report (Date Of Earliest Event Reported)

Environmental Science and Technologies, Inc.
(Exact Name Of Registrant As Specified In Charter)

Delaware	000-54758	45-5529607
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(IRS Employee Identification No.)

4 Wilder Drive #7
Plaistow, NH 03865
(Address of Principal Executive Offices)

(603) 378-0809
(Issuer Telephone Number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On or about December 10, 2014, the Registrant concluded that the financial statements contained in the quarterly report on Form 10-Q for the quarter ended June 30, 2014 should no longer be relied upon due to errors contained in such financial statements. The Registrant has discussed this matter with its independent auditors and has determined to file an amendment to its quarterly report on Form 10-Q for the quarter ended June 30, 2014.

The Registrant has determined that the subject financial statements contained the following errors (all amounts are approximate): (i) assets were overstated in the aggregate net amount of $65,000 (cash overstated $9,000; accounts receivable overstated $14,000 and net fixed assets overstated $51,000, partially offset by prepaid expenses being understated by $9,000); (ii) liabilities were understated in the aggregate net amount of $29,000 (accounts payable and accrued expenses understated by $38,000, partially offset by due to related party being overstated by $9,000); (iii) stockholders’ deficit was overstated by $93,000; and (iv) loss for the three and six month periods ended June 30, 2014 was overstated by $46,000 and $12,000, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Environmental Science and Technologies, Inc.

By: /s/ Michael R. Rosa

Name: Michael R. Rosa

Title: Chief Executive Officer

Dated: December 17, 2014

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